Exhibit 4.1
                                                                    -----------

                      AMENDMENT NO. 4
       TO NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

         This Amendment No. 4 (this "Amendment"), dated as of June 2, 2000, to the Note Purchase and Private Shelf Agreement dated as of July 10, 1996 (the "Original Agreement") is entered into between TBC Corporation (the "Company") and The Prudential Insurance Company of America ("Prudential").

                         RECITALS

     WHEREAS, Prudential and the Company are parties to the Original Agreement;

     WHEREAS, the Original Agreement has been amended by Amendment No. 1, dated as of September 20, 1996, by Letter Amendment No. 2 to Note Purchase and Private Shelf Agreement, dated October 28, 1998, and by Amendment No. 3 to Note Purchase and Private Shelf Agreement ("Amendment No. 3"), dated January 21, 2000 (the Original Agreement, as so amended, being referred to as the "Existing Agreement");

     WHEREAS, the Company plans to acquire all of the capital stock of TKI Holdings, Inc. and its wholly owned subsidiary Tire Kingdom, Inc. (the "Acquisition");

         WHEREAS, in connection with the Acquisition, the Company desires to enter into Amendment No. 1 (the "Credit Agreement Amendment") to the Credit Agreement, (as in effect on the date hereof (except as otherwise specified herein), the "Existing Credit Agreement"; and as in effect after giving effect to the Credit Agreement Amendment, the "Credit Agreement"), dated as of January 21, 2000, among the Company, First Tennessee Bank National Association, as Administrative Agent, and the lenders party thereto;

         WHEREAS, the Credit Agreement Amendment provides for, inter alia, an increase in the amount available to be drawn thereunder and contemplates, inter alia, a grant of a security interest in certain collateral in favor of the lenders thereunder and Prudential;

         WHEREAS, the Company has requested that Prudential agree to amend various provisions of the Existing Agreement to enable the Company to consummate the Acquisition and enter into the Credit Agreement Amendment, and Prudential is willing to do so on the terms and conditions (including, without limitation, the amendments to the Existing Agreement) set forth in this Amendment (the Existing Agreement, as amended by this Amendment, is referred to as the "Agreement"); and

         WHEREAS, terms used and not defined herein have the respective meanings ascribed thereto in the Existing Agreement;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    AGREEMENT

1.       Amendments to Existing Agreement.   The  Existing  Agreement is  hereby
         amended as follows:

1. Paragraph 6A(1). Paragraph 6A(1) is hereby amended and restated in its entirety to read as follows:

                       6A(1). WORKING CAPITAL. The ratio of Consolidated Current
                  Assets to Consolidated Current Liabilities to be less than (i) at any time up to and including December 31,2000, 1.25 to 1.0, and (ii) at any time after December 31, 2000, 1.75 to 1.0.

               (b)  Paragraph   6A(2).Paragraph  6A(2)  is  hereby  amended  and
          restated in its entirety to read as follows:

                       6A(2).  FIXED  CHARGE  COVERAGE  RATIO.  The Fixed Charge
                  Coverage Ratio (measured at the end of each fiscal quarter for the then-most recently ended four fiscal quarters) to be less than (i) at any time up to and including December 31, 2000,
                  2.00 to 1.0,  and (ii) at any time after  December  31,  2000,
                  2.25 to 1.0.

               (c) Paragraph 6A(3). Paragraph 6A(3) is hereby amended and restated in its entirety to read as follows:

                       6A(3)(i).  CONSOLIDATED TANGIBLE NET WORTH.  Consolidated
                  Tangible Net Worth at any time to be less than $120,000,000 plus, on a cumulative basis, the sum of (i) fifty percent (50%) of positive Consolidated Net Income for each complete fiscal year ended after June 30, 2000, and (ii) one hundred percent (100%) of the net proceeds from the issuance and sale of Qualified Stock after the date hereof, except pursuant to the Company's 2000 Stock Option Plan and other employee stock option, stock appreciation and similar stock-based incentive plans applicable to directors and employees of the Company existing on the date hereof and listed on Schedule 6C hereof. For further clarification, in no event will the minimum Consolidated Tangible Net Worth required to be maintained in the previous sentence be reduced by the amount of any net loss or deficit.

                         6A(3)(ii).     TIRE KINGDOM  CONSOLIDATED TANGIBLE  NET
                  WORTH. Tire Kingdom Consolidated Tangible Net Worth at any time to be less than $25,000,000.

                 (d) Paragraph 6B(1). Subparagraph 6B(1)(v) is hereby amended and restated in its entirety, and a new subparagraph 6B(1)(x) is hereby added, each to read as follows:

                         (v) Liens in  existence on the date hereof as set forth
                  on Schedule 6B(1) hereto, Liens on Property of Tire Kingdom existing on June 2, 2000, and Liens securing the obligations of the Company and the Subsidiaries in respect of this Agreement and the Notes and any guaranty thereof.

                         (x) Liens securing  Indebtedness  outstanding under the
                  Credit Agreement so long as the Notes are secured equally and ratably therewith, and the Intercreditor Agreement is in full force and effect.

                 (e) Paragraph 6B(2). Subparagraph 6B(2)(iii) is hereby amended and restated in its entirety to read as follows:

                         (iii) other Funded Debt of the Company (other than Debt
                  to any Subsidiary) and Subsidiaries, provided that

                                  (A) the aggregate principal amount of all Funded Debt of the Company (including the Notes) and Subsidiaries on a consolidated basis shall not exceed
                           (1) sixty-five percent (65%) of Consolidated Capitalization at any time up to and including December 31, 2000, and (2) fifty-five percent (55%) of Consolidated Capitalization at any time thereafter;

                                  (B) the aggregate principal amount of all Adjusted Funded Debt of the Company (including the Notes) and Subsidiaries on a consolidated basis shall not exceed (1) fifty-five percent (55%) of Adjusted Consolidated Capitalization for all periods through December 31, 2000, and (2) forty-five percent (45%) of Adjusted Consolidated Capitalization at any time after December 31, 2000;

                                  (C) [Intentionally Omitted];

                                  (D) the  aggregate  principal  amount of Total
                           Priority Debt shall not exceed fifteen percent (15%) of Consolidated Tangible Assets at any time; provided that, for the purposes of this clause (D), all Debt incurred under or pursuant to this Agreement or the Credit Agreement shall not be included in the calculation of Total Priority Debt; and

                                  (E) [Intentionally Omitted];

                  provided that, with respect to each calculation under this clause (iii), in the event that the Company guarantees any Funded Debt of a Subsidiary or any Subsidiary guarantees any Funded Debt of the Company or another Subsidiary, the Indebtedness in respect of all such Guarantees (other than Permitted Subsidiary Guarantees and the Permitted Company Guarantee) shall be included as separate and additional items of Indebtedness to that of both (a) the underlying Debt of the primary obligor guaranteed thereby and (b) any other Guarantee thereof by the Company or another Subsidiary, as the case may be.

                 (f) Paragraph 6B(6). Subparagraph 6B(6)(v) is hereby amended and restated in its entirety to read as follows:

                               (v) the Company or any  Subsidiary  may otherwise
                  Transfer assets, provided that after giving effect to each such Transfer (A) the sum of (1) the book value of, or, if higher, the actual sales proceeds received in respect of, each such asset Transferred plus (2) the book value of, or, if higher, actual sales proceeds received in respect of, all other assets Transferred pursuant to this clause (v) during the then current fiscal year, shall not exceed ten percent (10%) of the Consolidated Tangible Assets determined as of the final day of the fiscal year then most recently ended and (B) the aggregate book value of, or, if higher, actual sale proceeds received in respect of, all assets Transferred pursuant to this clause (v) on or after April 1, 2000, shall not exceed twenty percent (20%) of Consolidated Tangible Assets determined as of the final day of the fiscal year then most recently ended, provided, however, that the aggregate amount of any actual sales proceeds in excess of book value shall be added to Consolidated Tangible Assets for purposes of the calculations required in this clause (v).

                 (g) Paragraph 6B(7). Paragraph 6B(7) is amended and restated in its entirety to read as follows:

                  6B(7). SALE AND LEASE-BACK. Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary unless (A) the Transfer of such assets complies with paragraph 6B(6) and (B) if the obligations under such lease are Capitalized Lease Obligations, such Capitalized Lease Obligations are incurred in compliance with paragraph 6B(2).

                 (h) Paragraph 6F. Paragraph 6F is amended and restated in its entirety to read as follows:

                           6F.  Maximum  Leverage  Ratio.  The Company  will not
                  permit the Leverage Ratio to be greater than (i) 3.75 to 1 as of the end of any Fiscal Quarter ending on or before December 31, 2000, and (ii) 3.50 to 1 as of the end of any Fiscal Quarter ending thereafter. "Leverage Ratio" at any time means the ratio of the daily average outstanding principal amount of Consolidated Funded Indebtedness for each of the four most recent Fiscal Quarters to the aggregate EBITDA for the four most recent Fiscal Quarters. All defined terms in the preceding sentence and all defined terms used in the definitions of such defined terms have the respective meanings ascribed thereto in the Credit Agreement, all of which are incorporated herein in their entirety.

                 (i) Paragraph 6G. A new Paragraph 6G is hereby added to the Existing Agreement as follows:

                               6G.  Adjusted  Debt.  The Company will not permit
                  the ratio of (i) Consolidated Adjusted Debt as of the end of any Fiscal Quarter to (ii) EBITDA plus Rental Payments (for the period of four Fiscal Quarters ending with and including the final day of such Fiscal Quarter) to be greater than 5.25 to 1.0. For the purposes of this paragraph 6G, "Consolidated Adjusted Debt" shall mean Funded Debt of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principals) plus eight times Rental Payments.

                 (j) Revised Definition. The defined term "Funded Debt" is hereby amended and restated in its entirety as follows:

                              "Funded  Debt"  shall  mean,  with  respect to any
                  Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including any option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof; provided, however, that all Debt outstanding under the Credit Agreement (or any replacement thereof) and all other Indebtedness owed to any bank shall herein be considered "Funded Debt" regardless of when such Indebtedness matures or is otherwise payable.

                 (k) New Definitions. The following defined terms are added to paragraph 10B of the Existing Agreement in their proper alphabetical order:

                  "Credit Agreement" means the Credit Agreement dated as of January 21, 2000, among the Company, First Tennessee Bank National Association, as Administrative Agent, and the lenders party thereto, as amended by Amendment No. 1 dated as of June 2, 2000.

                  "Guarantors" means Tire Kingdom, Inc., Big O Tires, Inc., Carroll's Inc., Big O Development, Inc., Big O Retail Enterprises, Inc., Big O Tire of Idaho, Inc., and TBC International, Inc.

                  "Rental Payments" means, with respect to any period, the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than leases creating a Capitalized Lease Obligation), excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) (a) which are on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, or (b) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.

                  "Tire Kingdom" means Tire Kingdom,Inc., a Florida corporation.

                  "Tire Kingdom Consolidated Tangible Net Worth" means, as at any time of determination thereof, the consolidated stockholders' or shareholders' equity of Tire Kingdom and its Subsidiaries, less (i) the book value of all intangibles, (ii) any net gains or losses attributable to cumulative translation adjustments and (iii) minority interests held by any third party in any Subsidiary of Tire Kingdom.

                  (l)   Defined Term "Credit Agreement".   Each reference to the
         defined term "New Credit Agreement" in the Existing Agreement is hereby amended to read "Credit Agreement".

2. Waivers Relating to Sale and Leaseback Provision. Any Default or Event of Default arising from the Company's failure to comply with paragraph 6B(7) of the Existing Agreement at any time prior to March 31, 2000 is hereby waived.

3. Subsidiary Guarantees. In connection with the execution of Amendment No. 3, the Guarantors (other than Tire Kingdom) entered into separate guarantees, dated on or about January 21, 2000, pursuant to which they guaranteed the obligations of the Company under the Notes, the Existing Agreement and the

         Existing Credit Agreement. In connection with the execution of this Amendment, the Guarantors (other than Tire Kingdom) will reaffirm their obligations under said guarantees (the "Reaffirmation Agreements"). In addition, Tire Kingdom shall execute a Guarantee (the "Tire Kingdom Guarantee"), in form and substance satisfactory to Prudential, whereby Tire Kingdom shall guarantee the repayment of the debt evidenced by the Notes and the Agreement.

4. Conditions to Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions:

                  (a)  Opinion.    Prudential shall have received an opinion of
         Thompson Hine & Flory LLP, counsel for the Company, dated the date hereof, regarding:

                       (i)  the due incorporation and  valid  existence  of  the
                  Company   and  each  of  TBC International, Inc., Big O Tires,
                  Inc., and Carroll's, Inc. ( collectively, the "Specified Subsidiaries");

                       (ii) the corporate  power and authority of the Company to
                  execute this Amendment and of each of the Specified Subsidiaries to execute the Tire Kingdom Guaranty or the Reaffirmation Agreements, as applicable, and the Security Agreements (as hereinafter defined) to be executed by it;

                       (iii) the taking of all necessary corporate action by the
                  Company to authorize the execution and delivery of this Agreement and the Security Agreement; and the taking of all necessary corporate action by each Specified Subsidiary to authorize the execution and delivery of the Tire Kingdom Guaranty or the Reaffirmation Agreements, as applicable, and the Security Agreement to be executed by it;

                       (iv) the absence of any conflicts between (A) this Amendment, the Agreement, the Tire Kingdom Guaranty and the Security Agreements and (B) the Credit Agreement or any other agreement known to such firm for money borrowed to which the Company or any Specified Subsidiary (other than Tire Kingdom) is a party, or any guarantee known to such firm issued to the lenders under the Credit Agreement or any such other agreement; and

                       (v) the absence of any requirement to obtain any approval
                  of, or to make any filing with, any governmental authority in connection with the execution, delivery and performance of this Amendment and the Tire Kingdom Guaranty.

                  (b)  Tire  Kingdom  Guaranty  and   Reaffirmation  Agreements.
          Prudential shall have received fully executed counterparts of the Tire Kingdom Guaranty and the Reaffirmation Agreements.

                  (c) Intercreditor Agreement. Each lending institution party to the Credit Agreement shall have executed and delivered (in each capacity in which it is a party to the Credit Agreement) an intercreditor agreement in the form of Exhibit A hereto.

                  (d) Credit Agreement Amendment. The Credit Agreement Amendment shall have been executed and delivered by all parties thereto, and shall be acceptable to Prudential in all respects.


                  (e) Security Agreements. Each of the Company, Tire Kingdom, Big O Tires, Inc., Carroll's Inc., and Big O Tire of Idaho, Inc., shall have executed and delivered a Security Agreement (the "Security Agreement"), in form and substance satisfactory to Prudential, granting a security interest to Prudential in the Company's and each Guarantor's accounts and inventory to secure, in the case of the Company, its obligations under the Agreement and the Notes and, in the case of each of the Guarantors, its obligations under its respective Guaranty or the Tire Kingdom Guaranty, as the case may be. Except in the case of Tire Kingdom, each such Security Agreement shall grant or assign to Prudential a first secured position with respect to the collateral covered thereby, subject to no exceptions, Liens or encumbrances other than those permitted by paragraph 6B(1) of the Agreement. All filings of Uniform Commercial Code financing statements and all other filings and actions necessary to perfect the security interests and Liens granted under, or assigned by, said documents shall have been filed or taken and confirmation thereof received.

                  (f) Counsel Fees. The Company shall have paid the fees and expenses of Prudential's special counsel, Bingham Dana LLP, in connection with the preparation, negotiation, execution and delivery of this Amendment.

                  (g) Transaction Fee. The Company shall have paid to Prudential a transaction fee in an amount equal to $53,350.

                  (h) Prepaid Interest Adjustment Fee.    The Company shall have
          paid to Prudential a prepaid interest adjustment fee in an amount equal to $194,144.

                  (i)  Acquisition. The Acquisition shall have been consummated.

5. Company Representations. The Company represents and warrants to Prudential that each of its representations and warranties in the Credit Agreement Amendment is true and correct as of the date hereof. In addition, the Company represents and warrants that no Default or Event of Default exists immediately prior to the effectiveness hereof (except as indicated in Section 2 hereof) or will exist immediately after giving effect hereto.

6.        Governing  Law.      This Amendment shall be construed and enforced in
          accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York.

7.        Effect  of  Amendment.   On  and  after  the effective  date  of  this
          Amendment, each reference in the Agreement to "this Agreement," "hereunder," "hereof," or words of like import, and each reference in the Notes to "the Agreement," "thereunder," "thereof," or words of like import, shall mean the Existing Agreement as amended by this Amendment. Except as expressly provided herein, the Existing Agreement shall remain in full force and effect and is in all respects ratified and confirmed. This Amendment shall not operate as a waiver of any Prudential's rights, powers or remedies, nor constitute a waiver of any provision of the Agreement. By its execution and delivery of this Amendment, Prudential consents to the Acquisition.

8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.


[Remainder of page intentionally blank; next page is signature page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date and year first above written.

                                 TBC CORPORATION



                                 By: /S/ RONALD E. McCOLLOUGH
                                     ------------------------
                                 Name:     Ronald E. McCollough
                                 Title:    Executive Vice President, Chief
                                           Financial Officer and Treasurer

                                 THE PRUDENTIAL INSURANCE COMPANY
                                 OF AMERICA



                                 By: /S/ ROBERT R. DERRICK
                                     ---------------------
                                 Name:     Robert R. Derrick
                                 Title:    Vice President



                             GUARANTOR REAFFIRMATION

                  Each of the undersigned is a Guarantor pursuant to a guarantee dated as of January 21, 2000. The undersigned hereby consent to the execution and delivery of this Amendment No. 4, and hereby reaffirm that their guarantees are in full force and effect with respect to the Agreement (as defined in this Amendment No. 4).

                                 BIG O TIRES, INC.



                                 By: /S/ RONALD E. McCOLLOUGH
                                     ------------------------
                                 Name:     Ronald E. McCollough
                                 Title:    Executive Vice President




                                 CARROLL'S, INC.


                                 By: /S/ RONALD E. McCOLLOUGH
                                     ------------------------

                                Name:     Ronald E. McCollough
                                Title:    Executive Vice President


                                BIG O DEVELOPMENT, INC.



                                By: /S/ RONALD E. McCOLLOUGH
                                    ------------------------
                                Name:     Ronald E. McCollough
                                Title:    Executive Vice President


                                BIG O RETAIL ENTERPRISES, INC.



                                By: /S/ RONALD E. McCOLLOUGH
                                    ------------------------
                                Name:     Ronald E. McCollough
                                Title:    Executive Vice President


                                BIG O TIRES OF IDAHO, INC.



                                By: /S/ RONALD E. McCOLLOUGH
                                    ------------------------
                                Name:     Ronald E. McCollough
                                Title:    Executive Vice President


                                TBC INTERNATIONAL, INC.



                                By: /S/ RONALD E. McCOLLOUGH
                                    ------------------------
                                Name:     Ronald E. McCollough
                                Title:    Executive Vice President